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                                 DEMAND NOTE


                                                             November 12, 1997

KEMET Corporation, a Delaware corporation (the "Company"), promises to pay to the order of SUNTRUST BANK, ATLANTA (the "Bank") ON DEMAND the principal sum of twenty-million dollars ($20,000,000) or so much thereof as may be from time to time disbursed hereunder, plus interest on the unpaid principal balance as hereinafter provided.

Principal may be disbursed hereunder in the sole discretion of the Bank in one or more disbursements (hereinafter an "Advance" and collectively the "Advances"), which in the aggregate shall at no time exceed the principal amount of this Note. The interest period of any Advance shall not exceed 90 days. On the last day of any applicable interest period with respect to each Advance, the Company may request a renewal of such Advance; provided, that the Bank shall have no obligation or commitment to renew such Advance, notwithstanding that the Bank may have previously renewed such Advance or any other Advance.

Interest shall accrue at the Quoted Rate and shall be due and payable on the last day of each interest period and ON DEMAND for final payment. Should the Company fail for any reason to pay this Note in full on the date of any demand, the Company further promises to pay interest on the unpaid amount from such date until the date of final payment at a default rate equal to the Bank's Prime Rate plus 4% per annum. Should legal action or an attorney at law be utilized to collect any amount due hereunder, the Company further promises to pay all costs of collection, including 15% of such unpaid amount as attorneys' fees. All amounts due hereunder may be paid at any office of Bank.

"Prime Rate" shall mean that rate of interest designated by the Bank from time to time as its Prime Rate, which may not be its lowest rate of interest. "Quoted Rate" shall mean the per annum rate of interest quoted by the Bank in its discretion to the Company on the day of any requested advance.

The amount of interest accruing and payable hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Upon default, the Bank may, without notice, immediately take possession of and then sell or otherwise dispose of the collateral, signing any necessary documents as the Company's attorney-in-fact, and apply the proceeds against any liability of the Company to the Bank. Upon demand, the Company will furnish such additional collateral, and execute any appropriate documents related thereto, deemed necessary by the Bank for its security. The Company further authorizes the Bank, without notice, to set-off any deposit or account and apply any indebtedness due or to become due from the Bank to the Company in satisfaction of any liability described in this paragraph, whether or not matured. The Bank may, without notice, transfer or register any property constituting security for this note into its or its nominee name with or without any indication of its security interest therein.

This Note shall immediately become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against the Company for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt.



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The failure or forebearance of the Bank to exercise any right hereunder, or otherwise granted by law or another agreement, shall not affect or release the liability of the Company, and shall not constitute a waiver of such right unless so stated by the Bank in writing. The Bank may enforce its rights against the Company or any property securing this Note without enforcing its rights against any guarantor or other obligor, property, or indebtedness due or to become due to any such guarantor or obligor. The Company agrees that the Bank shall have no responsibility for the collection or protection of any property securing this Note, and expressly consents that the Bank may from time to time, without notice, extend the time for payment of this Note, or any part thereof, waive its rights with respect to any property or indebtedness, and release any guarantor or other obligor from liability, without releasing the Company from any liability to the Bank. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL. TIME IS OF THE ESSENCE. PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF DEMAND AND PROTEST ARE HEREBY WAIVED BY THE COMPANY.

Executed under hand and seal on the date set forth above.

                                   KEMET Corporation

                                   By /S/ D.R. Cash
                                     -----------------------------------
       CORPORATE SEAL              Title:Senior Vice President - Administration
                                         & Treasurer

                                   Attested By /S/ G.H. Spears
                                              --------------------------
                                   Title:Senior Vice President - Human Resources
                                         & Secretary